EXHIBIT (14)(c)

[logo] STATE STREET RESEARCH IRA

                             SIMPLE IRA Application

   Upon completion, send this application to the address listed on the back.

(1) What type of SIMPLE IRA are you opening?

[ ] Check if this IRA will receive contributions under your employer's SIMPLE IRA plan, and complete the following employer information:

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Name of employer                                 Telephone

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Address

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[ ] Check if this IRA will receive a transfer or a rollover from another
SIMPLE IRA to which contributions were made by your current or former employer under a SIMPLE IRA plan, and complete the following:

     - Amount to be transferred: $___________________________
     - Date of first contribution to your other SIMPLE IRA under the employer's SIMPLE IRA plan:__________________________________.
       Your employer must complete the following to verify the date.

Verification: On behalf of the employer maintaining the SIMPLE IRA plan, I verify that the date stated above (the date of the first contribution to the Depositor's prior SIMPLE IRA under the employer's SIMPLE IRA plan) is correct. I acknowledge that verifying an incorrect date may result in additional income taxes or penalties.

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Name of Employer: _____________________________________________________________

By: ___________________________________________________________________________
    Authorized Officer

Note: For a transfer directly from the current SIMPLE IRA custodian or trustee, complete the Transfer of Assets/Rollover Form. For a rollover (which is a distribution from the current SIMPLE IRA custodian or trustee to you, followed by a contribution on that amount by you to this SIMPLE IRA), complete the Transfer of Assets/Rollover Form and attach the check for the amount rolled over, payable to "State Street Bank and Trust Company, Trustee." Consult your tax advisor on IRS requirements for a valid rollover.

(2) What is your name and address?
    (Please print.)
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Your name                                            Date of birth

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Street address

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City                                State                ZIP

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Daytime telephone number                    Evening telephone number

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Social security number/taxpayer identification number

(3) What fund(s) have you selected?

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Fund name
                                                  [ ] A [ ] B [ ] D
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Percentage                                        Share class**

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Fund name
                                                  [ ] A [ ] B [ ] D
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Percentage                                        Share class**

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Fund name
                                                  [ ] A [ ] B [ ] D
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Percentage                                             Share class**

[ ] $ _______________________
      Total proceeds enclosed

**Investments in Money Market Fund will purchase class E shares.

If a check is enclosed, make it payable to "State Street Bank and Trust Company, Trustee." Please add $10 for the first year's fiduciary fee; otherwise, the fee will be deducted from your account at year end.

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(4) Who is your beneficiary?

Primary beneficiary
        (Only one required per account. If you have more than two, include them on a separate sheet. If two or more are named, they will receive equal amounts unless you specify otherwise; also if one of the named primary beneficiaries predeceases you, that person's share will be distributed pro-rata to the other primary beneficiaries who survive you, unless you specify otherwise.)

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Name

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Address

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City                                State                 ZIP
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Social security number/taxpayer identification number       Date of birth

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Name

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Address

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City                                State                 ZIP
                                                               /   /
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Social security number/taxpayer identification number       Date of birth

Second beneficiary
        (If the person(s) named as primary beneficiary fails to survive you.)

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Name

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Address

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City                                State                 ZIP
                                                               /   /
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Social security number/taxpayer identification number       Date of birth

(5) We need your signature.

I hereby establish a State Street Research SIMPLE IRA, appoint
State Street Bank and Trust Company as Trustee, direct that contributions to my SIMPLE IRA be invested as specified by this application, and designate the individual(s) named above, or in any signed attachment, as my beneficiary(ies). I have received a current prospectus for the Fund(s) indicated above and the Terms and Conditions of the State Street Research SIMPLE IRA (which are incorporated herein by reference) and have read its Disclosure Statement.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.)

I confirm that all the information, instructions and agreements set forth hereon shall apply to the account, and if applicable, shall also apply to any other fund account with shares acquired upon exchange of share of the Fund.

[graphic of pencil] -----------------------------------------------------------
Signature                                                             Date

Signature Guarantee
(fill out if your Dealer does not complete section)

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Name of bank or eligible guarantor

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Authorized signature of bank or eligible guarantor

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Street address

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City                                State                ZIP

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(6) Dealer information

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Dealer name

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Street address of home office

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City                                State                ZIP

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Authorized signature of dealer

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Agency/branch office number

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Street address of agency/branch office servicing account

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City                                State                ZIP

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Registered representative's name and number

If this application is for an account introduced through the above-named Dealer, the Dealer further agrees to all applicable provisions in this application and in the Prospectus. The Dealer warrants that this application is completed in accordance with the shareholder's instructions and agrees to indemnify the Transfer Agent, the Fund, any other eligible Funds, State Street Research Shareholder Services, the Investment Manager or the Distributor for any loss or liability from acting or relying upon such instructions and information. The terms and conditions of the currently effective Selected Dealer Agreement or sales agreement are included by reference in this section. The dealer represents that it may lawfully sell shares of the designated Fund(s) in the state designated as the Applicant's address of record, and that it has a currently effective selected dealer agreement with a Distributor authorizing the Dealer to sell shares of the Fund and the Eligible Funds.

Telephone Exchange Privilege

Telephone Exchange By Shareholder OR DEALER

State Street Research Shareholder Services may effect exchanges for my account according to telephone instructions FROM ME OR MY DEALER as set forth in the Prospectus, and may register the shares of the fund to be acquired exactly the same as my existing account. Authorizing an exchange constitutes an acknowledgement that I have received the current prospectus of the Fund to be acquired.

I will not hold the Transfer Agent, the Fund, any other Eligible Funds, State Street Research Shareholder Services, the Investment Manager or the Distributor liable for any loss, injury, damage or expense as a result of acting upon any telephone instructions or responsible for the authenticity of any telephone instructions. I understand that all telephone calls are tape recorded. My liability shall be subject to the use of reasonable procedures to confirm that instructions communicated by telephone are genuine.

The account will automatically have this privilege unless you expressly decline it by providing your initials below.

I do not want the Telephone Exchange Privilege.

[graphic of pencil] (initial here.)__________________

State Street Bank and Trust Company, Trustee:

You are hereby authorized and appointed on behalf of the above-signed dealer to execute the purchase transactions in accordance with the terms and conditions of this Application, and to confirm each purchase.

Acceptance by the Trustee:

This plan shall be deemed to have been accepted by the Trustee, State Street Bank and Trust Company, after all necessary forms, properly completed, are received by State Street Research Shareholder Services, and delivered by Shareholder Services to the agent for the Trustee.

Once completed, send application and check (if you are making a contribution at this time) made payable to "State Street Bank and Trust Company, Trustee" to:

State Street Research Shareholder Services
P.O. Box 8408
Boston, MA 02266-8408
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Control Number: 3720-970130(0298)SSR-LD                          IR-567E-0197

[logo] STATE STREET RESEARCH IRA

                         SIMPLE IRA Terms & Conditions

These Terms and Conditions are in the form promulgated by the Internal Revenue Service in Form 5305-S for use in establishing a simple individual retirement trust account.

ARTICLE I.

The Trustee will accept cash contributions made on behalf of the Participant by the Participant's employer under the terms of a SIMPLE plan described in section 408(p). In addition, the Trustee will accept transfers or rollovers from other SIMPLE IRAs of the Participant. No other contributions will be accepted by the Trustee.

ARTICLE II.

The Participant's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III.

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV.

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Participant's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are herein incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Participant's entire interest in the custodial account must be, or begin to be, distributed by the Participant's required beginning date (April 1 following the calendar year end in which the Participant reaches age 70-1/2). By that date, the Participant may elect, in a manner acceptable to the Trustee, to have the balance in the custodial account distributed in:

     (a) A single sum payment

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Participant.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Participant and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Participant's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Participant and his or her designated beneficiary.

4. If the Participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Participant or, if the Participant has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Participant's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Participant's death. If, however, the beneficiary is the Participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Participant would have turned age 70-1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Participant's required beginning date, even though payments may actually have been made before that date.

     (d) If the Participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Participant's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designed beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Participant and designated beneficiary as of their birthdays in the year the Participant reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C. B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V.

1. The Participant agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Trustee agrees to submit reports to the Internal Revenue Service and the Participant as prescribed by the Internal Revenue Service.

3. The Trustee also agrees to provide the Participant's employer the summary description described in section 408(1)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

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ARTICLE VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and 408(p) and related regulations will be invalid.

ARTICLE VII.

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below. article VIII.

1. The amount of each contribution credited to the Participant's individual retirement trust account shall (except to the extent applied to pay fees or other charges under section 7 below) be applied to purchase full and fractional shares of beneficial interest of one or more classes in one or more mutual funds (hereinafter collectively the "Funds" or individually a "Fund"), as designated from time to time by State Street Research Investment Services, Inc. ("SSRIS") as available for investment under this agreement (provided always that such shares may legally be offered for sale in the state of the Participant's residence), in accordance with instructions of the Participant given under
Section 3 below. The Trustee (or any party appointed to act as agent for the Trustee under section 16 of this Article VIII-the "Agent"; whenever an Agent is acting for the Trustee, references to the Trustee will be deemed to include the Agent) may retain the Participant's initial deposit for a period of up to ten days after receipt thereof without liability for any loss of interest, earnings or appreciation, and may invest such initial deposit at the end of such period if the Participant has not revoked his account. If and to the extent permitted by IRS regulations or rulings pertaining to SIMPLE IRA accounts under Code
Section 408(p), the Participant may revoke the account by following such procedures as may be specified in applicable regulations or rulings (if any), with such time limits as are provided in such regulations or rulings. Upon revocation, the amount of the Participant's initial deposit will be returned to him as provided in such regulations or rulings.

2. All dividends and capital gain distributions received on the shares of a particular class of any Fund held in the Participant's account shall be retained in the account and (unless received in additional shares of such class) shall be reinvested in full and fractional shares of such class of such Fund.

3. For each contribution, the Participant shall designate the portion that will be invested in each Fund. A contribution may be invested entirely in one Fund, or may be invested in two or more Funds. However, investment designations will be subject to any minimum initial or additional investment rules applicable to a Fund. In addition, the Participant shall designate which class of shares of each such Fund the Participant's contribution shall be invested in.

     The Participant shall make such designation on the State Street Research Simple Individual Retirement Account Application or other written notice acceptable to the Trustee.

4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Participant may at any time direct the Trustee to exchange all or a specified portion of the shares of a Fund in the Participant's account for shares and fractional shares of one or more other Funds.

     The Participant shall give such directions by written, telephonic, electronic or other notice acceptable to the Trustee and the Trustee will process such directions as soon as practicable after receipt thereof.

     If any investment designation or direction relating to investments under these Terms and Conditions is, in the opinion of the Trustee (or SSRIS or the Agent), ambiguous or incomplete, the Trustee may refrain from carrying out such designation or other investment direction until the designation or other investment direction has been clarified or completed to the Trustee's satisfaction, and neither the Trustee, SSRIS, the Agent nor any Fund (nor any of their affiliates) will have any liability for loss of interest, earnings or investment gains or appreciation during such period.

5. The Participant by written notice to the Trustee, may designate one or more beneficiaries to receive the balance (if any) remaining in the Participant's account after his death and the time and manner of payment of such balance (subject to the applicable requirements of the preceding Articles of these Terms and Conditions). A designation may be on a form provided by the Trustee or on a written instrument acceptable to the Trustee executed by the Participant and filed with the Trustee. The Participant may revoke or change such designation in like manner, at any time and from time to time. No designation will be effective until received by the Trustee. Any designation filed with the Trustee (whether or not such designation fully disposes of the Participant's account) will revoke all other designations previously filed with the Trustee. If no such designation is in effect upon the Participant's death, or if such designation is in effect but does not fully dispose of the Participant's account, the balance in the account shall be paid in a single sum, as soon as is practicable, to the Participant's estate.

     Subject to the applicable requirements of the preceding Articles of these Terms and Conditions, the Participant may designate a form of payment to the beneficiary by filing an instrument so specifying with the Trustee. In the absence of such written instructions from the Participant, the Trustee will pay the beneficiary in such form as the beneficiary selects.

     Except as provided in the first sentence of the preceding paragraph, following the Participant's death, each beneficiary (or the representative of the Participant's estate) will exercise the powers and responsibilities of the Participant hereunder with respect to the portion of the Participant's account passing to such beneficiary (or estate).

6. The Trustee shall forward to the Participant any notices, prospectuses, reports to shareholders, financial statements, proxies and proxy soliciting materials, relating to the Fund shares in the Participant's account. The Trustee shall vote any such shares held in the account in accordance with the timely written instructions of the Participant if received. If no timely written instructions are received from the Participant, the Trustee may vote such shares in such manner as it deems appropriate (including "present" or in accordance with the recommendations of SSRIS).

7. The Trustee's fee for performing its duties hereunder shall be such reasonable amounts as shall be agreed to from time to time by the Trustee and SSRIS. Such fee, any taxes of any kind and any liabilities with respect to the account, and any and all expenses reasonably incurred by the Trustee shall, if not paid by the Participant, be paid from the Participant's account.

8. The Trustee shall make distributions from the account at such times and in such manner as the Participant directs in writing, subject (except where otherwise specifically provided in this Article VIII) to the applicable requirements of the preceding Articles of these Terms and Conditions.

     The recalculation of life expectancy of the Participant and/or the Participant's spouse in connection with distributions from the account before the Participant's death will be made only at the written election of the Participant. The recalculation of life expectancy of the surviving spouse in connection with distributions from the account after the Participant's death will be made only at the written election of the surviving spouse. By establishing the account, the Participant (for himself and his surviving spouse, if any) determines not to recalculate life expectancies unless the Participant (or surviving spouse) specifically elects the recalculation of life expectancies approach in accordance with the following sentence. Any such election may be made in such form as the Participant (or surviving spouse) provides for (including instructions to such effect to the Trustee or the calculation of minimum distribution amounts in accordance with a method that provides for recalculation of life expectancy and instructions to the Trustee to make distributions in accordance with such method).

9. It shall be the sole responsibility of the Participant (or the Participant's employer) to determine the time and amount of salary

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

reduction or other contributions to the account and the time, amount and manner of payment of distributions from the account (and to instruct the Trustee or the Agent accordingly), and the federal and state tax treatment of any contributions to or distributions from the account. SSRIS, the Agent, the Trustee and the Funds shall be fully protected in following the direction of the Participant with respect to the time, amount and manner of payment of such distributions, or in not acting in the absence of such direction. If the Participant (or beneficiary) does not direct the Trustee to make distributions from the account by the time that such distributions are required to commence in accordance with the preceding Articles of these Terms and Conditions, the Trustee (and SSRIS and the Agent) will assume that the Participant (or beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Participant (or beneficiary) and will be fully protected in so doing. SSRIS, the Agent, the Trustee and the Funds shall not be liable for any taxes, penalties, liabilities or other costs to the Participant or any other person resulting from contributions to or distributions from the Participant's account.

10. SSRIS, the Agent, the Trustee and the Funds shall not be responsible for any loss or diminution in the value of the Participant's account arising out of the Participant's establishment of a State Street Research SIMPLE Individual Retirement Account or arising out of any investment instructions of the Participant, whether relating to the portion of contributions invested in one or more of the Funds, the selection of a particular class of shares of a particular Fund, or the exchange of shares of one Fund for shares of one or more other Funds. SSRIS, the Agent, the Trustee and the Funds shall not render any investment advice to the Participant (or beneficiary) and will have no duty of inquiry concerning the Participant's (or beneficiary's) investment directions (subject to the right of the Trustee, SSRIS or the Agent to obtain clarification or completion of any investment directions under section 4 above). The Participant (or beneficiary) will have exclusive investment control over the account.

11. Whenever the Participant (or beneficiary) is responsible for any direction, notice, representation or instruction under these Terms and Conditions, SSRIS, the Agent, the Trustee and the Funds shall be entitled to assume the propriety and truth of any statement made by the Participant (or beneficiary), and shall be under no duty of further inquiry with respect thereto, and shall have no liability with respect to any action taken in reliance upon such statement. However, the Trustee (or Agent or SSRIS) shall be entitled to receive such information or documentation (including signature guarantees, waivers or indemnifications) as it may reasonably request before carrying out any direction, notice or instruction from the Participant (or beneficiary).

     Participant agrees to provide information to the Trustee at such times as may be necessary to enable the Trustee to administer the account hereunder.

     Except to the extent provided by applicable law, the account will not be subject to assignment, transfer, pledge or hypothecation, nor shall it be liable for the debts of the Participant (or beneficiary) or subject to seizure, attachment, execution or other legal process. However, the Trustee (or Agent or SSRIS) may carry out the requirements of any apparently valid order of a governmental authority (including a court) relating to the Participant's account and will have no liability for so doing.

12. These Term and Conditions shall terminate upon the complete distribution of the account to the Participant or his beneficiaries or to a successor individual retirement account. The Trustee shall have the right to terminate this account upon 60 days notice to the Participant, or to his beneficiaries if he is then dead. In such event, upon expiration of such 60 day period, the Trustee shall transfer the amount in the account into such successor individual retirement accounts as the Participant (or his beneficiaries) shall designate, or, in the absence of such designation, to the Participant, or if he is then dead, to the beneficiaries or the Participant's estate as their interests shall appear.

13. The Trustee may resign at any time upon 60 days' notice in writing to SSRIS and may be removed by SSRIS at any time upon 60 days' notice in writing to the Trustee. Upon such resignation or removal, SSRIS shall appoint a successor trustee which satisfies the requirements of Section 408 of the Internal Revenue code.

14. Upon receipt by the Trustee of written notice of appointment of a successor trustee or custodian and of written acceptance of such appointment by the successor, the Trustee shall transfer to such successor the assets of the account and copies of all records pertaining thereto. The Trustee may reserve such sum of money as it deems advisable for payment of its fees, taxes, costs, expenses or liabilities with respect to the account, with the balance (if any) of such reserve remaining after the payment of such items to be paid over to the successor. The successor shall hold the assets paid over to it under terms that satisfy the requirements of Section 408 of the Internal Revenue Code.

15. If, within 60 days after the Trustee's resignation or removal, SSRIS has not appointed a successor trustee which has accepted such appointment, the Trustee shall appoint such a successor unless it elects to terminate the Agreement under section 12 of this Article VIII.

16. The Trustee may employ or designate one or more parties to serve as agents or contractors to perform any or all of its duties hereunder.

17. Any notice sent to the Participant or to his beneficiaries or estate, if he is then dead, shall be effective if sent by first class mail to him or them at his or their last addresses of record as provided to the Trustee.

18. Any distributions from the account may be mailed, first-class postage prepaid to the last known address of the person who is to receive such distribution, as shown on the Trustee's records, and such distribution shall, to the extent of the amount thereof, completely discharge the Trustee's liability of such payment.

19. Any purchase or redemption of shares of any class of a Fund for or from the Participant's account will be affected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Fund's transfer agent receives the contribution or other directions.

    Any purchase, exchange, transfer or redemption of shares of any class of a Fund for or from the Participant's account will be subject to any sales charge, distribution fee or redemption charge, or other fee or charge applicable to shares of such class, as described in the then effective prospectus for such Fund. In addition, shares of any class of a Fund will be subject to any service fee, charge or other annual maintenance or servicing fees or charges applicable to shares of such class as described in the then effective prospectus for such Fund (unless the imposition of such fee or charge is prohibited under applicable regulations or rulings).

20. SSRIS may amend these Terms and Conditions from time to time, and shall give written notice of any material amendment to the Participant within a reasonable time after the amendment is adopted or becomes effective, whichever is later. The Participant hereby expressly delegates authority to SSRIS to amend these Terms and Conditions and consents to any such amendments.

21. The Terms and Conditions shall be construed, administered and enforced according to the laws of Massachusetts. The Participant agrees that any legal proceedings relating to the Participant's account must be brought in a court (including a federal district court) located in Massachusetts.

22. The term "Trustee" refers to the person serving as the Trustee of the SIMPLE Individual Retirement Account established hereby, and the term "Participant" refers to the person for whose benefit such Account was established.

23. Articles I through VII of these Terms and Conditions are in the form promulgated by the Internal Revenue Service. It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305-S, SSRIS will adopt such changes as an amendment to these Terms and Conditions. Pending the adoption of any amendment necessary or desirable to conform these Terms and Conditions to the requirements of any amendments to the Internal

Revenue Code or regulations or rulings thereunder, the Trustee (and SSRIS and the Agent) may operate the Participant's account in accordance with such requirements to the extent deemed necessary to preserve the tax benefits of the account.

24. The Participant acknowledges that he or she has received and read the current prospectus for each Fund in which his or her account is invested and the State Street Research SIMPLE Individual Retirement Account Disclosure Statement. (References are to the Internal Revenue Code.)

     (a) SSRIS, the Agent, the Trustee and the Funds will have no responsibility for compliance with the requirements of Code Section 408(p) and any other applicable requirements (including, if applicable, whether any transferee individual retirement account or annuity which the participant designates to receive a transfer from his account hereunder meets the requirements to be a SIMPLE IRA or whether any penalty taxes may be payable in connection therewith), which matters shall be the sole responsibility of the Depositor.

     (b) This Agreement is intended to establish a valid SIMPLE Individual Retirement Account operating in conjunction with a SIMPLE IRA plan operated by the Participant's employer, and to meet all applicable requirements of Code Section 408(p) (and other applicable legal requirements for SIMPLE
     IRAs). This Agreement will be interpreted and the custodial account hereunder administered in a manner that carries out such intent. In addition, if future regulations or rulings provide guidance concerning the requirements for a valid SIMPLE IRA, this Agreement will be interpreted and the custodial account hereunder will be administered in a manner that complies with such regulations or rulings pending the adoption of any required amendment to this Agreement.

Control Number: 3735-970215(0398)SSR-LD                          IR-593E-0297

[logo] STATE STREET RESEARCH IRA

                         SIMPLE IRA Disclosure Statement

The following information is provided to you in accordance with the requirements of the Internal Revenue Code (the "Code") and Treasury regulations and should be reviewed in conjunction with the State Street Research SIMPLE IRA Terms and Conditions (the "Terms and Conditions"), SIMPLE IRA Application (the "Application") and the current prospectus for each fund in which your account is invested. The provisions of the Terms and Conditions, Application and prospectus govern in any instance where the Disclosure Statement is incomplete or appears to conflict. This Disclosure Statement reflects the provisions of the Internal Revenue Code in effect on January 1, 1997. This Disclosure Statement provides a nontechnical summary of the law. Please consult with your tax advisor for more complete information and refer to IRS Publication 590.

     The information in this Disclosure Statement relates to SIMPLE Individual Retirement Accounts. SIMPLE IRAs operate as part of an employer SIMPLE IRA plan maintained by your employer. Other IRAs, which are not part of an employer SIMPLE IRA plan, are available and may be established using a different Application. This Disclosure Statement does not describe such regular IRAs. For more information on regular IRAs, contact State Street Research at the address below to request forms and descriptive information.

Right to Revoke

To the extent provided by IRS rules for SIMPLE IRAs, you have the right to revoke your IRA after signing the Application if you act within the time limits provided under the IRS rules. You may revoke your IRA by mail or by delivery of written notice to:

       State Street Research
       P.O. Box 8408
       Boston, MA02266

     Your notice will be considered mailed on the date of postmark, or the date of certification or registration if it is sent by certified or registered mail.

    If you revoke your IRA, you are entitled to a return of the amount contributed. If you have any questions concerning your right of revocation, please call 800-562-0032 during regular business hours.

Statutory Requirements of an IRA

An IRA is a trust or custodial account established for the exclusive benefit of you and your beneficiaries. Current law requires that your SIMPLE IRA agreement be in writing and meet the following requirements:

1. Contributions to your SIMPLE IRA must be in cash, and, for any taxable year, cannot exceed the limits described below, unless the contribution is a rollover or transfer to the account.

2. The custodian or trustee must be a bank, savings and loan association, credit union or other institution or person approved by the Internal Revenue Service to administer your IRA in accordance with current tax laws.

3. None of your IRA assets may be commingled with the assets of other people except in a common trust fund or common investment fund.

4. No portion of your IRA may be invested in life insurance contracts or in collectibles (within the meaning of Internal Revenue Code Section 408[m]). A collectible is defined as a work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the Internal Revenue Service. Specially minted U.S. gold and silver bullions and certain state issued coins are permissible IRA investments.

5. You are required to take minimum distributions from your IRA at certain times in accordance with Proposed Regulations Section 1.408-8.

A. During Your Life

You are required to begin making withdrawals from your SIMPLE IRA for the year in which you reach age 70-1/2 and each year thereafter. Generally, you must withdraw an amount at least equal to the minimum distribution by December 31 of each year. However, you may delay your first required withdrawal until the April 1 following the year in which you reached age 70-1/2. (This means that if you wait to make your withdrawal for the 70-1/2 year until April 1 of the following year, your total withdrawal in that year must equal the minimum distributions for two years - one representing the minimum distribution for your 70-1/2 year and a second withdrawal by December 31 representing the minimum distribution for that year.)

     The minimum distribution for any taxable year is equal to the amount obtained by dividing the account balance at the end of the prior year (less any required distributions taken between January 1 and April 1 of the year following the year you attain age 70-1/2) by the joint life expectancy of you and your designated beneficiary. If you have not designated a beneficiary for your IRA by your required beginning date, your single life expectancy will be used. Your single or joint life expectancy is determined by using the IRS unisex life expectancy tables. You can find these tables in

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

Treasury Regulations Section 1.72-9. See Article IV in your Terms and Conditions for a more detailed explanation of how to calculate the minimum distribution.

     If you name someone other than your spouse as your beneficiary, and your beneficiary is more than ten years younger than you, your required minimum distribution must satisfy the minimum incidental benefit rule (MDIB) described in IRS regulations. The MDIB rule generally requires that your required minimum distributions be calculated as if your beneficiary were exactly ten years younger than you.

     The minimum distribution required must be calculated separately for each IRA you own, but the amounts so determined may be totalled and taken from any one of your IRAs (SIMPLE IRAs and regular IRAs).

B. After Your Death

If you die on or after your required beginning date, distributions must be made to your beneficiary or beneficiaries as least as rapidly as under the method being used to determine minimum distributions as of the date of your death. If your beneficiary is your spouse, your beneficiary can elect to treat your SIMPLE IRA as his or her own IRA.

     If you die before your required beginning date, the entire amount remaining in your account must, in general, be distributed by December 31 of the year containing the fifth anniversary of your death. If your beneficiary is a natural person, he or she may instead choose to receive the remaining balance in your account over his or her lifetime or over a period not exceeding his or her life expectancy. Such payments must begin no later than the end of the year following the year of your death. If your designated beneficiary is your spouse, distribution need not commence until December 31 of the year you would have attained 70-1/2, if later than the December 31st of the year following the year of your death. See Article IV in the Terms and Conditions for a more detailed explanation of how to calculate the minimum distributions.

Employer Information Requirements

The rules for SIMPLE IRA plans require your employer to give you a "Summary Description" of the features of the employer's SIMPLE IRA plan. This requirement to provide a Summary Description may be satisfied by your employer's giving you a copy of IRS Form 5304-SIMPLE or Form 5305-SIMPLE, as filled out by the employer to establish its SIMPLE IRA plan. As completed by the employer, this form will include information such as eligibility requirements applicable to the employer's SIMPLE IRA plan. Alternatively, your employer may satisfy the Summary Description requirement by giving the same information in a different format.

     In addition, your employer must give you a notice stating how much the employer will contribute for a year to the SIMPLE IRA plan accounts of participating employees.

Eligibility

A. Employer Eligibility

     Only small employers (those with 100 or fewer employees in the previous calendar year who received $5,000 or more in compensation from the employer) may maintain SIMPLE IRA plans. There are other rules as well. Your employer will determine if it is eligible to have a SIMPLE IRA plan.

B. Employee Eligibility

     All employees must participate in the employer's SIMPLE IRA plan unless specifically excluded. The employer may decide to exclude any of the following:

     -employees who did not receive $5,000 or more in compensation from the employer in at least two prior calendar years (not necessarily consecutive);

     -employees who are not reasonably expected to receive $5,000 or more in compensation from the employer for the current calendar year;

     -employees in a collective bargaining unit, provided that there was good faith bargaining over the issue of retirement benefits;

     -employees who are non-resident aliens and receive no U.S. source income from the employer.

     The summary description of the employer's SIMPLE IRA plan should indicate whether any of these groups of employees will be excluded from the employer's SIMPLE IRA plan.

Contributions

Only two kinds of contributions are permitted: (i) employee contributions elected by the employee in a salary reduction agreement with the employer and
(ii) employer contributions, which may be either matching or nonmatching contributions.

Employee Contribution Limits

An eligible employee may elect to have a percentage of compensation contributed by the employer to the employee's SIMPLE IRA. The maximum contribution amount is $6,000 for a calendar year. The $6,000 limit is indexed for future cost-of-living increases.

     You elect the desired percentage of compensation to contribute by entering into a salary reduction agreement with your employer. Your employer will have a form for you to use. Salary reductions may be made only from compensation you earn after signing the salary reduction agreement.

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Your employer must transfer your salary reduction contributions to your SIMPLE
IRA as soon as the employer can reasonably do so. However, this may not be later than the 30th day of the month following the month when you would have received the compensation except for the salary reduction.

Employer Contribution Requirements

For each calendar year that it maintains a SIMPLE IRA plan, your employer must make contributions on behalf of participants. The employer may elect either matching or nonmatching contributions for a particular calendar year.

     If the employer elects matching contributions, you must elect salary reduction contributions from your own compensation in order to receive a matching contribution to your account by your employer. Your employer will match your contributions, dollar for dollar, up to a cap of from 1% to 3% of your compensation for the calendar year. Your employer decides the cap (subject to certain IRS requirements--these requirements restrict how frequently an employer may choose a matching contributions cap of less than 3%).

     If your employer decides to make nonmatching contributions, it must contribute 2% of your compensation for the calendar year (provided that you receive $5,000 or more in compensation from the employer for the calendar year). For this purpose only, compensation is subject to an IRS limit. The limit for 1997 is $160,000 (this amount is indexed for future cost-of-living changes).

     Each calendar year, your employer must give you a notice specifying whether it will make nonmatching or matching contributions (and specifying the matching cap) for that calendar year. Employer nonmatching or matching contributions must be transferred to the SIMPLE IRA accounts of eligible employees no later than the due date (including any extension) for the employer to file its federal income tax return for the year.

Rollovers and Transfers

Amounts in your SIMPLE IRA may be rolled over or transferred to another IRA of yours, or your SIMPLE IRA may receive rollover or transfer contributions from another SIMPLE IRA, provided all the applicable rollover rules are followed. A "transfer" is a payment from one IRA trustee or custodian directly to another IRA trustee or custodian, without passing through the hands of the participant. A "rollover" is a distribution to the participant from one IRA trustee or custodian, followed by the participant's depositing the amount received (all or part of it) with another trustee or custodian within the time allowed by law. The rollover rules are generally summarized below. If you have any questions regarding these rules, please contact your tax advisor.

1. Rollovers from or to other IRA

You may make a transfer or rollover contribution to your State Street
Research SIMPLE IRA of amounts held in another SIMPLE IRA. Transfers or rollovers to this SIMPLE IRA may come only from another SIMPLE IRA, not from a regular IRA. There are no limits on the amount of the transfer or rollover contributions made from one SIMPLE IRA to another SIMPLE IRA. A proper IRA to IRA rollover is completed if all or part of the distribution is rolled over within 60 days after the distribution is received. No more than one distribution per year from an IRA may be rolled over into another IRA. The one-rollover-per-year rule does not apply to transfers from one IRA trustee or custodian directly to another; these may be made more often than once per year.

     You may also transfer amounts held in this State Street Research SIMPLE IRA account to another IRA with a different trustee or custodian, or you may make a withdrawal from this IRA and within 60 days make a rollover of the amount withdrawn to another IRA. However, during the first two years after your participation in your employer's SIMPLE IRA plan begins, you may transfer or roll over only to another SIMPLE IRA (not a regular IRA).

2. Transfers to Change Investments

The rules governing transfers to change investments depend on whether your employer has established its SIMPLE IRA plan with a "designated financial institution" or not. Normally, SIMPLE IRA plans established by employers through State Street Research will not have a designated financial institution. However, if your employer has established its SIMPLE IRA plan with another sponsor, the designated financial institution rules may apply. The summary description (or other information) about your employer's SIMPLE IRA plan should indicate whether the plan uses a designated financial institution or not.

     Under the designated financial institution rules, all employee and employer contributions are initially paid to that institution. However, you may elect to have contributions to your SIMPLE IRA account with the designated financial institution transferred to another SIMPLE IRA you have established, for example with State Street Research, where the contributions will be invested in accordance with your directions. If you make this election during the 60-day period when you elect your salary reduction contributions to the plan for a calendar year, then contributions for that calendar year are required to be transferred without a transfer fee or other cost or penalty. While held by the designated financial institution pending transfer to your other SIMPLE IRA, contributions, the contributions for you may be invested in a specified investment, such as a money market fund or a deposit account, and you will have no choice of investments. Other transfer may be made to another SIMPLE IRA or

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regular IRA, but they will be subject to normal custodian or trustee fees and any redemption or other charges imposed by the investment fund in which contributions are invested. More information on this subject should appear in the summary description of your employer's SIMPLE IRA plan.

     Your employer may decide to operate its SIMPLE IRA plan without a designated financial institution. Normally, SIMPLE IRA plans established through State Street Research will not have a designated financial institution. Each eligible employee is required to establish a SIMPLE IRA with a financial institution of his or her choice. Contributions on your behalf will be sent to your SIMPLE IRA account, wherever you have set it up, and invested according to your instructions.

Taxation of Withdrawals

Withdrawals by you (or your beneficiary) from your SIMPLE IRA will be includable as income in the taxable year in which received.

Federal Tax Penalties

A. Early Withdrawal Penalty

If you make a withdrawal from your SIMPLE IRA prior to attaining age 59 1\2, an additional penalty tax will be imposed on the amount of the distribution, unless an exception to the penalty is available. The penalty tax will be 25% of the amount withdrawn for withdrawals you make during the first two years after the date of the first contribution to your SIMPLE IRA account. For withdrawals after the first two years, the penalty is 10% of the amount withdrawn. Certain exceptions to the imposition of this penalty are available. The penalty will not be imposed if the distribution was made on account of death, disability, or was a qualifying rollover or a direct transfer. The additional penalty tax may not apply if the distribution is made in a series of substantially equal periodic payments, at least annually, based on your life expectancy or the joint life expectancy of you and your beneficiary. Finally, an exception to the penalty tax is available if the withdrawal does not exceed either (i) the amount of your deductible medical expenses for the year of the withdrawal (consult your tax advisor on the deductibility or medical expenses; generally, medical expenses paid during a year are deductible to the extent they exceed 7 1\2% of your adjusted gross income for the year), or (ii) the amount you paid for health insurance covering yourself, your spouse or dependents (this health insurance exception applies only if you are unemployed and receive federal or state unemployment benefit payments for at least 12 weeks, and is available for withdrawals during the year in which you receive such unemployment compensation benefits or in the following year, but not to withdrawals made after you have been reemployed for 60 days).

B. Excess Accumulation Penalty

If you do not receive your required minimum distribution for the year you attain age 70-1\2 and by the end of each subsequent year, you will be subject to a 50% excise tax on the amount of the required minimum distribution which should have been taken but was not. If the distribution you actually receive falls short of the required minimum distribution, the 50% excise tax will be imposed on the amount by which the distribution falls short. The IRS has authority to waive or reduce the 50% penalty tax upon proof that the failure to receive the required minimum distribution was due to reasonable cause and that reasonable steps are being taken to remedy the failure.

C. Excess Distribution Penalty

There is a 15% excise tax assessed against annual distributions from tax-favored retirement plans, including IRAs (regular and SIMPLE IRAs), which exceed $160,000 (for 1997; this amount is indexed for future cost-of-living increases). To determine whether you have distributions in excess of the limit, you must aggregate the amounts of all distributions received by you during the calendar year, including IRAs. If you had account balances or accrued benefits equal to at least $562,500 as of August 1, 1986, you may have a portion of the excess distributions exempted from the 15% additional tax if you made a timely grandfather election on your tax return. If the penalty tax on both excess distributions and premature distributions apply to the same distribution, the penalty tax on excess distributions is reduced by the penalty tax on the premature distributions. Under a recent amendment to the tax law, the 15% excise tax for annual distributions above $160,000 will not apply to withdrawals during calendar years 1997, 1998 and 1999. A related 15% excise tax on your estate for certain excess accumulations remaining in all of your tax-favored retirement plans at your death continues to apply during these three years. Please consult your tax advisor for more complete information on penalty taxes, including advice on whether you should consider making withdrawals from your SIMPLE IRA during the three-year period when the 15% excess distribution penalty does not apply.

D. Excess Retirement Accumulation Penalty

Your estate will have to pay additional federal estate tax if you die with an excess retirement accumulation. The increased estate tax will be equal to 15% of the excess retirement accumulation. An excess retirement accumulation exists if, at the time of your death, the value of all your interests in tax-favored retirement plans, including IRAs, exceeds the present value of an annuity with annual payments of $160,000 (for 1997; this amount is indexed for future cost-of-living increases) payable over your life expectancy immediately before your death.

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Other Tax Considerations

A. Federal Tax Withholding

Federal income tax will be withheld on amounts withdrawn by you from your IRA unless you elect not to have withholding. Generally, tax will be withheld at a 10% rate. The mandatory 20% federal income tax withholding rule that applies to most distributions from qualified profit sharing or pension plans that are not directly rolled over to another plan or IRA do not apply to withdrawals from your simple IRA account. Depending on your state of residence, state income tax withholding may also apply.

B. Special Tax Treatment

Capital gains treatment and the favorable 5- or 10-year forward averaging tax treatment, available for certain lump sum distributions from qualified profit sharing or pension plans, do not apply to IRA distributions.

C. Prohibited Transactions

If you or your beneficiary engage in a prohibited transaction with your IRA, as described in IRC Section 4975, your IRA will lose its tax-exempt status and you must include the value of your account in your gross income for that taxable year. If you pledge any portion of your IRA as collateral for a loan, the amount so pledged will be treated as a distribution to you and will be included in your gross income for that year. If you are under age 59-1/2 at the time such a transaction occurs, you may be subject to the 25% or 10% penalty tax on premature distributions.

D. Reporting for Tax Purposes

Additional reporting is required in the event that special taxes or penalties described herein are due. You must file Form 5329 with the IRS for each taxable year in which a premature distribution takes place, less than the required minimum distribution amount is distributed from your IRA, or excess distributions are made.

IRS Approval and Information

The agreement used to establish this IRA (IRS Form 5305-S) has been approved by the Internal Revenue Service. The Internal Revenue Service approval is a determination only to its form. It is not an endorsement of the plan in operation or of the investments offered. This Disclosure Statement provides only a summary of the laws governing SIMPLE IRAs. Please note that SIMPLE IRA plans are governed by new provisions of the tax laws and the IRS has not yet issued regulations or other definitive rulings on SIMPLE IRA plan requirements. While the information in this Disclosure Statement is accurate as of the date of its publication, you should consult with your tax advisor or the IRS for latest developments. You should consult your personal tax advisor or IRS Publication 590, Individual Retirement Arrangements, for more detailed information. This publication is available from your local IRS office or by calling 1-800-TAX-FORMS.

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[logo] STATE STREET RESEARCH

(c) 1997 State Street Research Investment Services, Inc. Boston, MA 02111


Control Number: 3759-970220(0398)SSR-LD                          IR-600E-0297